Exhibit 4.2

                          SECURED PROMISSORY NOTE



$10,000,000                                         Los Angeles, California
                                                              June 28, 1994



            FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or order, at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, or at such other address as the holder hereof ("Holder") may specify in writing, the principal sum of Ten Million Dollars ($10,000,000) plus interest in the manner and upon the terms and conditions set forth below.

            1.    Rate of Interest

                  The unpaid principal balance of this Secured Promissory
Note ("Note") shall bear interest at a rate equal to two (2) percent per month. Interest charged on this Note shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            2.    Schedule of Payments

                  Principal and interest under this Note shall be due and payable in arrears according to the following schedule: (a) interest shall be due and payable on the first day of each month commencing August 1, 1994 and continuing thereafter until this Note has been paid in full; (b) the outstanding principal balance, together with all accrued and unpaid interest thereon, shall be due and payable in full on June 30, 1996.

            3.    Prepayment

                  This Note may be prepaid at any time, in whole or in part, without any premium or penalty whatsoever.

            4.    Holder's Right of Acceleration

                  Upon the occurrence of an Event of Default under that certain Loan and Security Agreement between the Maker and Foothill of even date herewith, as amended, supplemented or otherwise modified from time to time (the "Agreement") including, but not limited to, the failure to pay any installment of principal or interest hereunder when due, the Holder may, at its election and upon notice to the Maker, declare the entire balance hereof immediately due and payable.

            5.    Additional Rights of Holder

                  If any installment of principal or interest hereunder is not paid when due, the Holder shall have, in addition to the rights set forth herein, in the Agreement, and under law the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.

            6.    General Provisions

                  (a) If this Note is not paid when due, the Maker further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the Holder, whether or not suit is filed hereon.

                  (b) The Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.

                  (c) The Maker hereby consents to the acceptance, release, or substitution of security for this Note.

                  (d) Presentment for payment, notice of dishonor, protest, and notice of protest are hereby expressly waived.

                  (e) Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the Maker is neither valid nor effective unless made in writing and signed by the Holder.

                  (f) No delay or omission on the part of the Holder in exercising any right shall operate as a waiver thereof or of any other right.

                  (g) A waiver by the Holder upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

                  (h) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

                  (i) This Note cannot be changed, modified, amended, or terminated orally.

            7.    Security for the Note

                  This Note is secured by the Agreement and by the Loan Documents (as that term is defined in the Agreement), and is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

            8. Choice of Law and Venue. THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE
MAKER AND THE HOLDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF
CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKER HEREBY AGREES THAT ALL
ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE
TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED
IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE
OPTION OF THE HOLDER, IN ANY OTHER COURT WHERE IT IS NECESSARY TO
ENFORCE OR PROTECT FOOTHILL'S SECURITY INTERESTS IN THE COLLATERAL
IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS
AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN
CONTROVERSY.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKER
HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE
DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE
EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

            9. Waiver of Jury Trial. THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY
OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE
MAKER WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO,
IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND
IRRESPECTIVE OF WHETHER  SOUNDING IN CONTRACT, TORT, OR OTHERWISE.
THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT
ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL
BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER MAY
FILE AN ORIGINAL COUNTERPART OF THIS SECTION 9 WITH ANY COURT AS
WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT
TO TRIAL BY JURY.

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                                    UNITED MERCHANTS AND
                                    MANUFACTURERS, INC., a Delaware
                                    corporation


                                       /s/ Judith A. Nadzick
                                    By     Judith A. Nadzick
                                    Title: Executive Vice President